As filed with the Securities and Exchange Commission on May 1, 2020

Registration No. 333-61080	Registration No. 333-162169
Registration No. 333-219847	Registration No. 333-233398

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-61080)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-162169)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-219847)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-233398)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

___________________

QUALSTAR CORPORATION

(Exact name of registrant as specified in its charter)

___________________

California (State of other jurisdiction of incorporation or organization)	95-3927330 (I.R.S. Employer Identification No.)
1267 Flynn Road Camarillo, California (Address of principal executive offices)	93012 (Zip Code)

____________________

1998 STOCK INCENTIVE PLAN
QUALSTAR CORPORATION 2008 STOCK INCENTIVE PLAN
QUALSTAR CORPORATION 2017 STOCK OPTION AND INCENTIVE PLAN
(Full title of plans)

____________________

Steven N. Bronson, Chief Executive Officer
Qualstar Corporation
1267 Flynn Road
Camarillo, California 93012
(Name and address of agent for service)

(805) 583-7744
(Telephone number, including area code, of agent for service)

____________________

Copy to:

John J. McIlvery, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

(818) 444-4500

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Qualstar Corporation, or the Company, hereby amends the following Registration Statements on Form S-8 to withdraw from registration any and all securities of the Company registered thereunder which have not been sold pursuant to such Registration Statements:

1.	Registration Statement on Form S-8 (Registration No. 333-61080), filed on May 17, 2001;
2.	Registration Statement on Form S-8 (Registration No. 333-162169), filed on September 28, 2009;
3.	Registration Statement on Form S-8 (Registration No. 333-219847), filed on August 10, 2017; and
4.	Registration Statement on Form S-8 (Registration No. 333-233398), filed on August 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on May 1, 2020.

QUALSTAR CORPORATION

By:	/s/ Steven N. Bronson
Steven N. Bronson
Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.